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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 5, 1995

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                                  PRONET INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                        0-16029                      75-1832168
       (State or other           (Commission File Number)           (I.R.S. Employer
       jurisdiction of                                           Identification Number)
       incorporation)
       600 DATA DRIVE                                                     75075
          SUITE 100                                                    (Zip Code)
        PLANO, TEXAS
    (Address of principal
     executive offices)

       Registrant's telephone number, including area code: (214) 964-9500

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ITEM 5.  OTHER EVENTS.

    (A) PAGE EAST, INC. AUDITED FINANCIAL STATEMENTS

    On May 12, 1995, the Company announced the signing of a letter of intent to acquire all the outstanding capital stock of North Carolina based Page East, Inc., including approximately 12,000 subscribers, for a purchase price of approximately $6.3 million. The transaction includes the right to acquire the paging assets of Coastal Carolina Communications, Inc. ("Coastal"), including approximately 4,500 subscribers, for a purchase price of approximately $1.7 million. The acquisitions of these paging operations are subject to various conditions and approvals and are scheduled to close in the second half of 1995. A copy of the Letter of Intent is included herein as Exhibit 10.1. Also attached hereto as Exhibit 99.1 are audited financial statements as of and for the years ended December 31, 1994 and 1993 and unaudited financial statements as of and for the three months ended March 31, 1995, which combine the operations of Page East, Inc. and Coastal.

    (B) RULE 144A PRIVATE PLACEMENT OF DEBT

    On June 19, 1995, the Company announced that it completed a Rule 144A offering of $100 million principal amount of its 11 7/8% Senior Subordinated Notes due 2005. The notes are general unsecured obligations of the Company and are subordinated to all existing and future Senior Debt (defined in the indenture governing the notes) of the Company. The indenture provides that the Company may not incur any debt that is subordinate in right of payment to the Senior Debt and senior in right of payment to the notes. The indenture also contains certain covenants that, among other things, limit the ability of the Company and its subsidiaries to incur indebtedness, pay dividends, engage in transactions with affiliates, sell assets and engage in certain other transactions.

    Proceeds to the Company from the sale of the notes (after deducting discounts, commissions and offering expenses) were approximately $95.6 million. The Company used approximately $49.4 million of the net proceeds to repay all indebtedness outstanding under its $125 million credit facility. The Company expects to use the remaining proceeds to pursue the Company's acquisition strategy, to purchase frequency rights, to make capital expenditures for buildout of the Company's regional paging systems and for enhanced services, and for working capital and general corporate purposes.

    (C) PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND NOTES

    Attached hereto as Exhibit 99.2 are certain pro forma condensed consolidated financial statements and notes thereto of the Company and its completed and pending acquisitions.

    (D) NEW OFFICE LEASE

    On April 7, 1995, the Company entered into an agreement to lease a new headquarters building in Dallas, Texas. The Company anticipates moving to the new building in October 1995. Under the terms of the agreement, the Company will lease approximately 27,000 square feet at an annual rent of approximately $285,000 for the first two years and approximately $305,000 for the next three years. The company has an option to extend the lease for a five-year term. Attached hereto as Exhibit 10.2 is the new office lease agreement.

    (E) INDENTURE RELATED TO RULE 144A OFFERING

    Attached hereto as Exhibit 4.1 is a copy of the Indenture related to the Rule 144A Offering completed by the Company.

    (F) CERTIFICATE OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY

    On June 12, 1995, the Company filed a Certificate of Amendment to Restated Certificate of Incorporation with the Secretary of State in Delaware to increase to 25 million the number of authorized shares of capital stock of the Company of which 20 million are common stock, par value $0.01 per share, and 5 million are preferred stock, par value $1.00 per share. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1.

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                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PRONET INC.
                                          (Registrant)

                                          By: ________/s/_JAN E. GAULDING_______
                                                       Jan E. Gaulding
                                               Senior Vice President and Chief
                                                      Financial Officer
                                             (principal financial and accounting
                                                           officer)

Date: July 5, 1995

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                              EXHIBIT INDEX


 3.1 Certificate of Amendment to Restated Certificate of Incorporation dated June 12, 1995.

 4.1 Indenture, dated as of June 15, 1995, between the Company and First Interstate Bank of Texas, N.A., as Trustee.

10.1 Letter of Agreement dated May 12, 1995, regarding the acquisition of substantially all of the common stock of Page East Inc., by and among the Company and C.T. Spruill.

10.2 Office Lease Agreement by and between the Company and Carter-Crowley Properties, Inc., as Landlord.

99.1   Audited Financial Statements as of and for the years ended December
       31, 1994 and 1993 and unaudited financial statements as of and for the three months ended March 31, 1995, which combine the operations of Page East, Inc. and Coastal Carolina Communications, Inc.

99.2 Pro Forma Condensed Consolidated Financial Statements of the Company and its completed and pending acquisitions.